Exhibit 10.4

Purchase Order

Seller: Shenzhen Huike Audio Co., Ltd

Address: 49 Tangxiayong Avenue, Songgang Town, Bao’An district Shenzhen China

Buyer: Dongguan AIVtech Co., Ltd.

Address: 78 WenQuan South Road, Shilong Town Dongguan China

Pursuant to the Contract Law of the People’s Republic of China, the seller and the buyer mutually agree as follows:

Contract date:  March 17, 2010

Product:  Speaker wooden case

Amount:  CNY 2,319,500.92

Delivery time: Subject to the agreed date

Other terms:

a.	The seller shall be responsible for the quality of products.

b.	The buyer shall make the payment within 30 days after arrival.

Seller	Buyer

Shenzhen Huike Audio Co., Ltd.	Dongguan AIVtech Co., Ltd.

Date: March 17, 2010	Date: March 17, 2010